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                                                                   EXHIBIT 10.21


                        RELEASE AND SEPARATION AGREEMENT


         This Release and Separation Agreement (this "Agreement") is made and entered into to be effective as of October 1, 1997 by and among Advanced Telemarketing Corporation, a Nevada corporation doing business as ATC Communications, Inc. (the "Company"), ATC Communications Group, Inc., a Delaware corporation and the Company's parent corporation (the "Parent"), and Arthur Chavoya, a resident of the State of Texas ("Employee").

                                    RECITALS

         Employee is presently employed by the Company and the Parent and the continuation of that employment relationship is no longer desired by Employee, on the one hand, or the Company and Parent, on the other hand.

         Employee, the Company and the Parent have engaged in negotiations and exchanged proposals and counterproposals over how to end that relationship through their respective representatives, and Employee, the Company and the Parent mutually wish to fully and finally resolve all existing or potential disputes arising out of the employment relationship among Employee, the Company and the Parent.

         Employee agrees and acknowledges that the Company and the Parent have special expertise in their businesses that has enabled them to provide unique career opportunities for their employees, and their growth depends, to a significant degree, on their possession of more and better information than that available to their competitors concerning a number of matters, including but not limited to, research, systems, development, marketing, management and other information not generally known to others in their industry. To obtain such information and use it successfully, the Company and the Parent have made significant investments in research, business development, customer satisfaction methods and techniques, business process improvements and other developments in marketing methods and providing services to their customers.

         Employee agrees and acknowledges that a covenant not to compete and a restriction on disclosure of confidential information is essential to the continued growth and stability of the Company's and the Parent's business and to the continuing viability of such businesses as expressly permitted under the terms and limitations of this Agreement.

         NOW, THEREFORE, in consideration of the mutual acts, payments and promises described and agreed to be performed herein, Employee, the Company and the Parent agree as follows:



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                                    AGREEMENT

         1. Resignation. Employee tenders his resignation of employment to each of the Company and the Parent, which will be effective as of October 1, 1997 (the "Resignation Date"). Each of the Company and the Parent accepts Employee's resignations.

         2. Severance from Employment. It is understood and agreed that with the full and complete agreement of Employee, the Company and the Parent, Employee's employment by each of the Company and the Parent has ceased as of the Resignation Date. Employee has resigned, and does hereby resign, from all positions that he held with either the Company or the Parent, including without limitation his positions as President and Chief Executive Officer and director of the Company and the Parent. Except as otherwise expressly provided for herein or in the "Revised Stock Option Agreement" (as defined in Section 8 of this Agreement), as of the Resignation Date, Employee shall cease to accrue any rights under any pension or compensation plan of either the Company or the Parent (including without limitation any stock option plan, grant or agreement entered into by Employee at the inception of his employment with the Company and Parent). Notwithstanding the foregoing, for the period beginning on the Resignation Date and ending on the earlier of September 30, 1998 or the date of Employee's employment with another entity, Employee shall serve as a consultant to the Company and the Parent and provide such consulting services to the Company and Parent as the boards of directors or the executive officers of the Company or the Parent may reasonably requested from time to time, including, without limitation, assistance and support with respect to the prosecution or defense of legal proceedings (including providing deposition testimony, testifying in court, assisting the Company and Parent in discovery and in preparing for such prosecution or defense of such proceedings, and taking such other actions in connection therewith as are requested by the Company and Parent from time to time). Notwithstanding the foregoing, Employee shall in no case be deemed to be an employee of the Parent or the Company but instead shall serve as an independent contractor for all purposes. Employee will not act or attempt to act or represent himself, directly or by implication, as an agent of either the Company or the Parent or in any manner assume or create, or attempt to create, any obligation on behalf of, or in the name of either the Company or the Parent. In the event that either Parent or Company requests Employee to incur any expenses in connection with the services to be rendered by Employee to Parent or Company as set forth in this Section 2 ("Services"), Parent or Company agree to pay, in accordance with Parent's and Company's normal reimbursement policies, all reasonable expenses actually incurred by Employee in connection with providing the Services, including without limitation, travel, meals and lodging expenses.

         3. Acknowledgment of Full Payment of Wages and Earned Benefits. Employee acknowledges the receipt of all wages, expense reimbursements, vacation pay, and sick pay to which Employee is entitled as of the date of execution of this Agreement, and further acknowledges that he has been fully paid for all hours worked. Any outstanding reimbursable



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expenses will be paid to Employee upon submission and approval of those expenses in accordance with the Parent's customary practices.

         4. Severance Payments to Employee. In consideration of this Agreement, the Parent agrees to pay Employee severance pay at his last annualized salary level of $400,000, payable in accordance with the Parent's standard payroll practices (but not less than two times each month), at the address specified in
Section 16 of this Agreement, up to and including September 30, 1998. Such severance payments shall be less applicable withholding for social security, Medicare, and income taxes. Until the earlier of September 30, 1998 or the date of Employee's employment with another entity, the Parent shall provide Employee with medical and dental benefits (including coverage for Employee's immediate family) on the same terms and conditions as provided to Employee immediately prior to the Resignation Date. After September 30, 1998, Employee shall be entitled to COBRA continuation benefits at his expense.

         On or before February 15, 1998, the Parent will pay Employee $65,000, which represents the annual bonus due and owing to Employee and accrued as of June 30, 1997, less applicable withholding for social security, Medicare and federal income taxes. Upon Employee's execution of this Agreement, the Parent shall transfer to Employee title to the Cadillac STS, fax machine and portable personal computer currently provided to Employee by the Parent.

         The cash and other consideration paid to Employee under this Section 4 shall also constitute sufficient consideration for the consulting services Employee renders to the Company and Parent after the Resignation Date, and neither the Company nor the Parent shall have any other compensation obligations to Employee with respect to such services.

         5. Complete Releases. In consideration of the promises made in this Agreement, Employee RELEASES, ACQUITS, and FOREVER DISCHARGES the Company and the Parent from ANY and ALL causes of action, claims, damages, including attorney's fees, Employee may have against either the Company or the Parent which could have arisen out of Employee's employment or separation from employment with either the Company or the Parent or his service as an officer or director of the Company or the Parent or any other matter related to his association with either the Company or the Parent, whether known or unknown. Employee hereby irrevocably, unconditionally and fully releases, acquits and forever discharges the Company and the Parent, and their respective officers, directors, partners, shareholders, employees, attorneys, and agents, past and present, from any and all charges, complaints, claims, liabilities, obligations, costs, losses, debts, and expenses (including attorney's fees and costs actually incurred), of any nature whatsoever (excluding any felonious acts) known or unknown, suspected or unsuspected, including without limitation any rights arising out of alleged violations of any contract, express or implied, written or verbal, any covenant of good faith and fair dealing, express or implied, any tort, any legal restrictions on the right of either the Company or the Parent to terminate, discipline, or



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otherwise manage employees, or any federal, state or other governmental statute, regulation, or ordinance.

         These releases and waivers include, but are not limited to, Title VII of the Civil Rights Act of 1954, the Civil Rights Act of 1991, The Age Discrimination in Employment Act, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, the Rehabilitation Act of 1973, the Equal Pay Act, the False Claims Act, the Civil Rights Act of 1866, the Fair Labor Standards Act, the Occupational Safety and Health Act, the Family and Medical Leave Act, the Texas Commission on Human Rights Act, the Texas Payday Law, the Texas Workers' Compensation Act any causes of action or claim arising under analogous state laws or local ordinances or regulations, any common law principle or public policy, including all suits in tort or contract, or under either the Company's or the Parent's personnel policies or any contract of employment that may exist between Employee and either the Company or the Parent.

         Employee knowingly and voluntarily waives any existing rights he may have pursuant to the Age Discrimination in Employment Act of 1967 and the Older Workers Benefit Protection Act. Further, Employee acknowledges the receipt of good and valuable consideration set forth in this Agreement in exchange for this waiver of potential claims.

         In consideration of the promises made in this Agreement, each of Company and Parent RELEASES, ACQUITS, and FOREVER DISCHARGES Employee from ANY and ALL causes of action, claims and damages, including attorney's fees, Company or Parent may have against Employee which could have arisen out of Employee's employment or separation from employment with either the Company or the Parent or his service as an officer or director of the Company or the Parent or any other matter related to his association with either the Company or the Parent, whether known or unknown. Each of Company and Parent hereby irrevocably, unconditionally and fully releases, acquits and forever discharges Employee from any and all charges, complaints, claims, liabilities, obligations, costs, losses, debts and expenses (including attorney's fees and costs actually incurred), of any nature whatsoever (excluding any felonious acts) known or unknown, suspected or unsuspected, including without limitation any rights arising out of alleged violations of any contract, express or implied, written or verbal, any covenant of good faith and fair dealing, express or implied, or any tort, or any federal, state or other governmental statute, regulation, or ordinance. Notwithstanding the foregoing, nothing herein shall constitute a release of Employee from causes of action, claims, or damages, including attorney's fees, that may arise after the Resignation Date relating to Employee's service as a consultant of the Parent.

         It is expressly agreed and understood by Employee, the Company and the Parent that this Agreement is a general release.

         6. Promise Not to Sue. Employee represents that Employee has not heretofore filed any charges or complaints against either the Company or the Parent with any federal, state or local governmental agencies. Employee further agrees that Employee will not file any



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charges or complaints against either the Company or the Parent based on
Employee's employment with either the Company or the Parent or the severance therefrom.

         In consideration of the promises made by each of the Company and the Parent in this Agreement, Employee promises and agrees never to voluntarily join in, or commence any action, or proceeding on behalf of himself, or any other person, or entity before any court, administrative agency, or other forum against either the Company or the Parent, pertaining in any way to or arising out of his employment or association with either the Company or the Parent, his resignation or employment, or any other event that occurred on or before the date of this Agreement, except as may be necessary to enforce: (a) this Agreement; (b) Employee's rights under state worker's compensation laws (for occupational illness or injury only) or unemployment compensation laws; or (c) Employee's rights under the Parent's medical or dental benefit plans.

         Further, Employee agrees to withdraw with prejudice any previously filed charges or suits arising out of his employment or association with or resignation and termination from the Company and the Parent. Employee further agrees not to actively or materially encourage or aid any person in contemplating, filing, or prosecuting any action or proceeding against either the Company or the Parent in any way related to matters that occurred during the course of Employee's employment or association with the Company and the Parent prior to the date of this Agreement.

         The Company and the Parent each represents that neither has heretofore filed any charges or complaints against Employee with any federal, state or local governmental agencies. The Company and the Parent further agree that neither will file any charges or complaints against either the Company or the Parent based on Employee's employment with either the Company or the Parent or the severance therefrom.

         In consideration of the promises made by Employee in this Agreement, each of the Company and the Parent promise and agree never to voluntarily join in, or commence any action, or proceeding on behalf of itself, or any other person, or entity before any court, administrative agency, or other forum against the Employee, pertaining in any way to or arising out of Employee's employment or association with either the Company or the Parent, his resignation or employment, or any other event that occurred on or before the date of this Agreement, except as may be necessary to enforce this Agreement.

         Further, each of the Company and the Parent agrees to withdraw with prejudice any previously filed charges or suits arising out of Employee's employment or association with or resignation and termination from the Company and the Parent. Each of the Company and the Parent further agrees not to actively or materially encourage or aid any person in contemplating, filing, or prosecuting any action or proceeding against Employee in any way related to matters that occurred during the course of Employee's employment or association with the Company and the Parent prior to the date of this Agreement.



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         7. No Admission. Each of Employee, the Company and the Parent
understands and acknowledges that by entering into this Agreement, none of Employee, the Company or the Parent admits to any unlawful conduct or wrongdoing in connection with Employee's employment with the Company and the Parent or the termination thereof.

         8. Stock Options. Pursuant to that certain ATC Communications Group, Inc. Non-Qualified Stock Option Agreement, dated as of September 5, 1996 (the "Option Agreement"), Employee has been granted an option to acquire 600,000 shares of common stock of the Parent at an exercise price of $16.1875 per share, of which 200,000 shares of common stock are vested as of the Resignation Date (the "Options"). Upon Employee's execution of this Agreement, the Option Agreement will be deemed amended to (a) extend the expiration of the Options to the earlier of September 30, 2002 or twelve (12) months after the death of Employee, (b) reduce the exercise price of the Options to $4.00 per share and
(c) reflect that the options to purchase 400,000 shares of common stock that were unvested as of the date hereof have expired (the "Revised Stock Option Agreement").

         9. Non-Competition Agreement. Employee understands that during the course of his employment by the Company and the Parent, Employee had access to and the benefit of the information referred to in the Recitals above, and represented the Company and the Parent and their affiliates and developed contacts and relationships with other persons and entities on behalf of such entities, including but not limited to customers, potential customers and other employees of such entities. To protect such entities' interest in this information and in these contacts and relationships and in consideration of the promises made by the Company and the Parent in this Agreement, Employee agrees and covenants that for a period beginning on the Resignation Date to the later of September 30, 1998 or the date of expiration or exercise of all of the Options, without the prior written approval of the Company and the Parent, Employee will not, in connection with any business that is engaged in, or is about to be engaged in, by the Company or the Parent, which includes but is not limited to inbound and outbound telecommunications-based marketing services and customer service functions, telesourcing (as the Company or the Parent has used such term), and the consulting, design and implementation of these services, including organization and investment in related industries or professions (the "Business"), directly or indirectly, either as an individual or as an employee, partner, officer, director, shareholder, advisor, or consultant or in any other capacity whatsoever, of any person (other than ownership of less than 5% of the issued and outstanding voting securities of a publicly held corporations): (a) recruit, hire, assist others in recruiting or hiring, discuss employment with, or refer to others for employment any person who is, or within the one (1) year period immediately preceding the date of any such activity was, an employee of the Company or the Parent or their affiliates; or (b) conduct or assist others in conducting any business or activity that competes with the Business in the United States, its territories or possessions.

         Employee understands and agrees that the scope of the foregoing covenant is reasonable as to time, area and persons and is necessary to protect the legitimate business interests of the Company, the Parent and their affiliates. Employee further agrees that such covenant will be regarded as divisible and will be operative as to time, area and persons to the extent that it may



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be so operative, and if any part of such covenant is declared invalid, unenforceable, or void as to time, area or persons, the validity and enforceability of the remainder will not be affected.

         If Employee violates the restrictive covenants of this Section 9 and the Company or the Parent brings legal action for injunctive or other relief, neither the Company nor the Parent shall be deprived of the benefit of the full period of the restrictive covenant as a result of the time involved in obtaining the relief. Accordingly, Employee agrees that the regularly scheduled expiration date of such covenant shall be extended by the same amount of time that Employee is determined to have violated such covenant.

         10. Confidentiality. Employee acknowledges that he has learned Confidential Information (as defined below) relating to the business conducted and to be conducted by the Company, the Parent or their affiliates. In consideration of the promises made in this Agreement by the Company and the Parent, Employee agrees that he will not disclose or use or authorize any third party to disclose or use any such Confidential Information, without prior written approval of the Company or the Parent. As used in this Section 10, "Confidential Information" shall mean information disclosed to or known to Employee as a direct or indirect consequence of or through his employment with the Company or the Parent, about any customer's, supplier's or the Company's or the Parent's business, methods, business plans, operations, products, processes, and services, including, but not limited to, information relating to research, development, inventions, recommendations, programs, systems, and systems analyses, flow charts, finances, and financial statements, marketing plans and strategies, merchandising, pricing strategies, merchandise sources, client sources, system designs, procedure manuals, automated data programs, financing methods, financial projections, terms and conditions of arrangements of any business, computer software, terms and conditions of business arrangements with clients or suppliers, reports, personnel procedures, supply and services resources, names and addresses of clients, the Company's or the Parent's contacts, names of professional advisors, and all other information pertaining to clients and suppliers, including, but not limited to assets, business interests, personal data and all other information pertaining to the Company or the Parent, clients or suppliers whatsoever, including all accompanying documentation therefor. All information disclosed to Employee, or to which Employee had access during the period of his employment, for which there is any reasonable basis to be believed is, or which appears to be treated by either the Company or the Parent as Confidential Information, shall be presumed to be Confidential Information hereunder. Confidential Information shall not, however, include information that (a) is publicly known or becomes publicly known through no fault of Employee, or (b) is generally or readily obtainable by the public, or (c) constitutes general skills, knowledge and experience acquired by Employee during his employment with the Company and the Parent .

         Employee agrees that all documents of any nature pertaining to activities of the Company, the Parent or their affiliates, or that include any Confidential Information, in his possession now or at any time during the term of his employment, including without limitation, memoranda, notebooks, notes, data sheets, records and computer programs, are and shall be the property of such entity and that all copies thereof shall be surrendered to the appropriate entity simultaneously with Employee's execution of this Agreement.



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         11. Inventions; Developments. Employee represents and warrants that he has notified the Company and the Parent of all discoveries, inventions, innovations, or improvements which are related to the Business or to the business of any customer or supplier (collectively called "Developments") conceived or developed by Employee during the term of the Employee's employment. Developments shall include, without limitation, the term "telesourcing," business activities, strategies and tactics that comprise telesourcing, developments in computer software, logical systems, algorithms, and any or all other intellectual properties related to the Business. All Developments, including but not limited to all written documents pertaining thereto, shall be the exclusive property of the Company or the Parent, as the case may be, and shall be considered Confidential Information subject to the terms of this Agreement. Employee agrees that when appropriate, and upon written request of the Company or the Parent, as the case may be, the Employee will acknowledge that Developments are "works for hire" and will file for tradenames, trademarks, patents or copyrights with regard to any or all Developments and will sign documentation necessary to evidence ownership of Developments in the Company or the Parent, as the case may be.

         12. No Disparagement. In consideration of the promises made by the Company, the Parent and Employee in this Agreement, the parties hereto agree not to, directly or indirectly, or in any individual or representative capacity whatsoever, make any statement, oral or written, or perform any act or omission that is or could be detrimental in any material respect to the goodwill of any of the Company, the Parent or Employee for a period of at least one (1) year from the Resignation Date. Any of the Company, the Parent or Employee, however, may give truthful and nonmalicious testimony if properly subpoenaed to testify under oath.

         Each of the Company and the Parent agrees not to, directly or indirectly, in any individual or representative capacity whatsoever, make any statement, oral or written, or perform any act or omission that is or could be detrimental in any material respect to the good will of Employee; provided that any truthful statement made by either the Company or the Parent in good faith shall not violate this subsection. Similarly, each of the Company and the Parent agrees to use reasonable efforts to ensure that its employees do not, directly or indirectly, in any individual or representative capacity whatsoever, make any statement, oral or written, or perform any act or omission that is or could be detrimental in any material respect to the goodwill of Employee; provided that any truthful statement made by either the Company or the Parent or any of its employees in good faith shall not violate this subsection.

         13. Remedies for Breach. In the event that any party breaches this Agreement in any material respect, each non-breaching party's fulfillment of any of its promises herein shall be deemed sufficient consideration for the promises made, and each non-breaching party may enforce these promises as if it had fully satisfied every one of its obligations.

         A partial, nonmaterial breach of this Agreement by any party hereto shall not render the entire Agreement unenforceable, and, in the event of such breach, the remainder of this



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Agreement shall continue in full force and effect. A failure by any party to enforce its rights with respect to a breach of a provision of this Agreement shall not constitute a waiver of the entire Agreement.

         Each of the Company, the Parent and Employee here acknowledges that a violation or attempted violation of any of the covenants contained in this Agreement will cause irreparable damage to the other party, and accordingly each party agrees that the other parties shall be entitled as a matter of right to an injunction, out of any court of competent jurisdiction, restraining any violation or further violation of such agreements by the violating party or any employees, partners or agents of the violating party; such right to an injunction, however, shall be cumulative and in addition to whatever other remedies the injured party may have.

         14. Nature of the Agreement. This Agreement and all its provisions are contractual, not mere recitals, and shall continue in permanent force and effect, unless revoked as provided herein. In the event that any portion of this Agreement is found to be unenforceable for any reason whatsoever, the unenforceable provision shall be severed and the remainder of the Agreement shall continue in full force and effect.

         15. Reliance. The Company and the Parent advised Employee to seek the advice of legal counsel prior to signing this Agreement. The parties hereto acknowledge, warrant and represent that (a) they have relied solely on their own judgment and that of their attorneys and representatives regarding the consideration for, and the terms of this Agreement, (b) they have been given a reasonable period to consider this Agreement, (c) they have read and understand the Agreement, (d) they understand that it includes a general release of claims against each other, and (e) no statements made by the other have in any way coerced or unduly influenced the execution of this Agreement.

         Furthermore, Employee acknowledges that in accordance with the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act, he has been given the opportunity to review this Agreement for at least twenty-one (21) days and if Employee executes this Agreement prior to the end of such twenty-one (21) day period, Employee knowingly and voluntarily waives any rights he may have with respect thereto. The Company and the Parent further advises Employee that in accordance with the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act, he has seven (7) days after execution of this Agreement to revoke this Agreement.

         16. Notices. Any notice, demand or request required or permitted to be given or made under this Agreement shall be in writing and shall be deemed given or made when delivered in person, when sent by United States registered or certified mail, or postage prepaid, or when faxed to a party at its address or facsimile number specified below:



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         If to the Company:                  Advanced Telemarketing Corporation,
                                                dba ATC Communications, Inc.
                                             7880 Bent Branch Drive
                                             Suite 150
                                             Irving, Texas 75063
                                             Facsimile number:  (972) 830-1801

         If to the Parent:                   ATC Communications Group, Inc.
                                             5950 Berkshire Lane
                                             Suite 1650
                                             Dallas, Texas 75225
                                             Facsimile number:  (214) 361-9874

         If to Employee:                     Arthur Chavoya
                                             7 Southern Hills Court
                                             Frisco, Texas  75034
                                             Facsimile number:  (972)-625-6662

         The parties to this Agreement may change their addresses for notice in the manner provided above.

         17. Counterparts and Photocopies. This Agreement may be executed in counterparts and each executed counterpart shall be as effective as a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

         18. Paragraph Titles Not Binding. The use of paragraph titles in this Agreement is for ease of reference only. Such titles are not to be considered terms of this Agreement.

         19. Governing Law; Arbitration.

                  (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

                  (b) All claims, disputes, and controversies arising out of or relating to this Agreement or the performance, breach, validity, interpretation, application or enforcement hereof, including any claims for equitable relief or claims based on contract, tort, statute, or any alleged breach, default, or misrepresentation in connection with any of the provisions hereof, will be resolved by binding arbitration. Notwithstanding the foregoing, any party to this Agreement shall have the right, at its option, to bring any claims for injunctive or other equitable relief before the State and Federal Courts of the State of Texas, and each of Employee, the Company and the Parent hereby accepts and irrevocably submits itself to the non-exclusive jurisdiction of such courts and agrees and consents that service of process



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may be made upon it in any such legal proceeding relating to this Agreement by any means allowed under Texas or Federal law, as applicable. Venue for any such legal proceeding shall be in Dallas County, Texas.

                  (c) A party may initiate arbitration by sending written notice of its intention to arbitrate to the other parties and to the American Arbitration Association ("AAA") office located in Dallas, Texas (the "Arbitration Notice"). The Arbitration Notice will contain a description of the dispute and the remedy sought. The arbitration will be conducted at the offices of the AAA in Dallas, Texas before an independent and impartial arbitrator who is selected by mutual agreement, or, in the absence of such agreement, before three (3) independent and impartial arbitrators, of whom the Company and the Parent will appoint one and Employee will appoint one, with the third being chosen by the two appointed by the parties. In no event may the demand for arbitration be made after the date when the institution of a legal or equitable proceeding based on such claim, dispute, or other matter in question would be barred by the applicable statute of limitations.

                  (d) The arbitration and any discovery conducted in connection therewith will be conducted in accordance with the Commercial Rules of arbitration and procedures established by AAA in effect at the time of the arbitration, including without limitation the expedited procedures set forth therein (the "AAA Rules"). The decision of the arbitrators will be final and binding on all parties and their successors and permitted assignees. The judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The arbitrators will be selected no later than 30 days after the date of the Arbitration Notice. The arbitration hearing will commence no later than 60 days after the arbitrators is selected. The arbitrators will render a decision no later than 30 days after the close of the hearing, in accordance with AAA Rules. The arbitrator's fees and costs will conform to the then current AAA fee schedule and will be borne by the parties as the arbitrators shall direct.

         20. Death of Employee. In the event that Employee should die before the Parent pays Employee the full amount of the $400,000 payment set forth in
Section 4 of this Agreement, then Parent agrees to continue to make the severance payments to Employee's spouse, or if the Employee's spouse predeceases Employee, to Employee's estate.

         21. Assignment. The obligations and duties of the parties set forth in this Agreement may not be assigned or delegated; provided, however, that nothing in this Agreement shall preclude either the Parent or the Company from consolidating or merging with, or transferring all or substantially all of its assets to, another corporation, person or entity ("Entity"). Upon such a consolidation, merger or transfer of assets, the terms the "Parent" and the "Company" shall mean such other Entity or Entities that the Parent and/or the Company consolidate or merge into or with, or transfer all or substantially all of the assets of the Parent and/or the Company to, and in any such event, the Entity or Entities shall be bound and automatically assume, without any specific action on the part of the Entity or Entities, this Agreement and all obligations and undertakings of the Parent and/or the Company set forth in this Agreement, and this Agreement shall continue in full force and effect, including but not



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limited to the obligation of Parent to make the severance payments set forth in
Section 4 of this Agreement, and the right of Employee to exercise the Options set forth in Section 8 of this Agreement. The obligations and duties of Employee hereunder shall be personal and not assignable or delegable by the Employee in any manner whatsoever.

         22. Entire Agreement. This Agreement constitutes the entire and exclusive statement of the agreement between the parties with respect to its subject matter and there are no oral or written representations, understandings or agreements relating to this Agreement which are not fully expressed herein. The parties agree that any other terms or conditions included in written or verbal exchanges or representations made by the parties shall not be incorporated herein or be binding unless expressly agreed upon in writing by authorized representatives of the parties subsequent to the Resignation Date. Employee, the Company and the Parent agree and acknowledge that upon execution of this Agreement, all terms and conditions of the Employment Agreement, dated September 5, 1996, by and among Employee, the Parent and the Company are null and void and such Employment Agreement is no longer in effect.

         PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

         THE UNDERSIGNED ACKNOWLEDGE THAT WE HAVE CAREFULLY READ THE FOREGOING AGREEMENT, THAT WE UNDERSTAND ALL OF ITS TERMS, AND THAT WE ARE ENTERING INTO IT VOLUNTARILY.






                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



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         Executed at Dallas, Texas by Employee, acting in his individual capacity, and by an authorized representative of each of the Company and the Parent as of the Resignation Date.


                                 ADVANCED TELEMARKETING CORPORATION,
                                   dba ATC Communications, Inc.


                                 By:     /s/  Jerry L. Sims, Jr.
                                        ---------------------------------
                                 Name:  Jerry L. Sims, Jr.
                                 Title: Secretary


                                 ATC COMMUNICATIONS GROUP, INC.


                                 By:     /s/  Jerry L. Sims, Jr.
                                        ---------------------------------
                                 Name:  Jerry L. Sims, Jr.
                                 Title: Senior Vice President


                                  /s/ Arthur Chavoya
                                 ----------------------------------------
                                 Arthur Chavoya



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